EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

June 18, 2001

We consent to the incorporation, by reference in Registration Statement No. 333-62192 of DTE Energy Company on Form S-8, of our report dated June 18, 2001, appearing in this Annual Report on Form 11-K of the MichCon Investment and Stock Ownership Plan as of, and for the year ended, December 31, 2000.

GEORGE JOHNSON & COMPANY

CERTIFIED PUBLIC ACCOUNTANTS